UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2026

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On January 8, 2026, the Board of Directors (the “Board”) of Pulse Biosciences, Inc. (the “Company”) elected Maria Sainz to the Board, effective immediately. Ms. Sainz will serve until her term expires at the annual meeting of stockholders to be held in 2026 and until her successor is elected and qualified or until her earlier death, resignation or removal. In addition, the Board appointed Ms. Sainz to serve on the Company’s Audit Committee.

Ms. Sainz currently serves as the President and Chief Executive Officer of Hyperfine, Inc., a commercial-stage medical device company delivering an AI-powered portable MRI machine, positions she has held since October 2022. Ms. Sainz has over 30 years of operating experience in healthtech. At the executive level, she has served as President and Chief Executive Officer at each of AEGEA Medical (acquired by CooperSurgical), where she negotiated and structured its acquisition in addition to leading launch-ready efforts, from May 2018 to February 2021; CardioKinetix Inc., a VC-backed medical device company building an interventional heart failure therapy, where she led significant clinical/regulatory and financing milestones, from April 2012 to June 2017; and Concentric Medical (acquired by Stryker Corporation), a VC-backed company pioneering stroke thrombectomy, where she negotiated the acquisition and drove commercial revenue to $36M, from April 2008 to April 2012. Prior to this, Ms. Sainz served in various leadership roles at Guidant Corporation and Boston Scientific, from November 1991 to March 2008, including Strategic Advisor to the COO, President of the Cardiac Surgery Division, Vice President of Global Marketing for Vascular Intervention, and Vice President for CRM and Cardiac Surgery in EMEA. In addition, Ms. Sainz has served on the boards of numerous companies, including Shockwave Medical (NASDAQ: SWAV), Spectranetics Corp (NASDAQ: SPNC), Avanos Medical (NASDAQ: AVNS), and Orthofix Medical Inc (NASDAQ: OFIX). Ms. Sainz received her Masters in English at University Complutense University of Madrid and her Masters in International Management from the Thunderbird School of Global Management at Arizona State University.

In accordance with the Company’s non-employee director compensation policy, non-employee directors receive (i) an annual retainer of $55,000 for service on the Board and (ii) an annual retainer of $13,000 for service on the Audit Committee, each to be paid in equal quarterly installments. Consistent with Company policy, Ms. Sainz will receive proportionate retainers for her service on the Board and Audit Committee until the next annual meeting of stockholders. Also, consistent with Company policy, Ms. Sainz may elect to convert all or a portion of her cash retainer payments into a number of options (a “Retainer Option,” and such election, a “Retainer Option Election”). The number of shares subject to a Retainer Option will be equal to (i) the product of (A) the dollar value of the aggregate cash-based retainer payments that she elects to forego over the course of a specified period covered by a Retainer Option Election in favor of receiving a Retainer Option multiplied by (B) three, divided by (ii) the fair market value of a share on the date of grant of the Retainer Option, provided that the number of shares covered by such Retainer Option shall be rounded to the nearest whole share. The Company will also reimburse Ms. Sainz for all reasonable out-of-pocket expenses incurred in the performance of her duties as a director.

In addition, Ms. Sainz received an initial stock option grant to purchase 50,000 shares of the Company’s common stock under the terms of the Company’s equity compensation plan, with one-third of the shares subject to the option vesting on the one-year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided she continues to serve as a director through each vesting date. Ms. Sainz will also be eligible to automatically receive, on each annual meeting date, an annual stock option grant to purchase 30,000 shares of the Company’s common stock, beginning on the date of the first annual meeting held after she received her initial award, provided that she continues to serve as a director through each such date, which annual awards will vest monthly over one year, provided she continues to serve as a director through each vesting date.

Ms. Sainz has executed the Company’s standard form of indemnification agreement.

There are no family relationships between Ms. Sainz and any director or executive officer of the Company. Ms. Sainz was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Sainz has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 9, 2026, the Company issued a press release announcing the appointment of Ms. Sainz to the Company's Board of Directors and Audit Committee. A copy of the press release is included as Exhibit 99.1 hereto.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Pulse Biosciences, Inc. dated January 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: January 9, 2026	By:	/s/ Paul A. LaViolette
Paul A. LaViolette
Chief Executive Officer (Principal Executive Officer)